UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 21, 2018
Atkore International Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue Harvey, Illinois	60426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(708) 339-1610

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02     Results of Operations and Financial Condition
As previously disclosed, beginning in March 2018, Atkore International Group Inc. (the "Company") has excluded the impact of intangible asset amortization from the calculation of Adjusted net income. As a convenience to investors who may want to consider the effects of this change, the Company has voluntarily provided unaudited recast reconciliations of Adjusted net income and Adjusted net income per share for each of the quarterly periods in fiscal year 2017 and the first two quarters of fiscal year 2018 and reconciliations of Adjusted net income per diluted share as calculated under the new method to the prior method for the periods presented.
The change in the calculation of Adjusted net income had no impact on reported earnings per share prepared in accordance with generally accepted accounting principles in the United States ("GAAP").
The Company uses Adjusted net income and Adjusted net income per share in evaluating the performance of its business and profitability. Management believes that these measures provide useful information to investors by offering additional ways of viewing the Company's results that, when reconciled to the corresponding GAAP measure provide an indication of performance and profitability excluding the impact of unusual and or non-cash items. The Company defines Adjusted net income as net income before consulting fees, (gain) loss on extinguishment of debt, stock-based compensation, intangible asset amortization, gain on sale of businesses and joint venture, certain legal matters and other items. The Company defines Adjusted net income per share as basic and diluted earnings per share excluding the per share impact of consulting fees, (gain) loss on extinguishment of debt, stock-based compensation, intangible asset amortization, gain on sale of joint venture, certain legal matters and other items.

Non-GAAP Financial Information

This Current Report on Form 8-K includes certain financial information not prepared in accordance with GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures.

ATKORE INTERNATIONAL GROUP INC.
ADJUSTED NET INCOME PER SHARE
(Unaudited)

The following table presents reconciliations of Adjusted net income to net income for the periods presented:

	Three months ended
(in thousands. except per share data)	March 30, 2018	December 29, 2017	September 30, 2017	June 24, 2017	March 30, 2017	December 30, 2016
Net income	$42,558	$27,189	$20,857	$27,465	$18,935	$17,382
Stock-based compensation	2,770	3,564	3,420	3,064	3,584	2,720
Intangible asset amortization	7,765	8,687	5,779	5,546	5,493	5,589
Gain on sale of a business	(26,737)	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—	9,805
Gain on sale of joint venture	—	—	—	—	(5,774)	—
Certain legal matters	2,286	—	—	—	7,501	—
Other(a)	2,094	507	60	177	447	(10,930)
Pre-tax adjustments to net income	(11,822)	12,758	9,259	8,787	11,251	7,184
Tax effect	3,074	(3,317)	(3,315)	(3,147)	(3,424)	(2,571)
Adjusted net income	$33,810	$36,630	$26,801	$33,105	$26,762	$21,995

Weighted-Average Diluted Common Shares Outstanding	54,003	65,989	66,503	66,939	66,888	65,920
Net income per diluted share	$0.79	$0.41	$0.31	$0.41	$0.28	$0.26
Adjusted net income per diluted share	$0.63	$0.56	$0.40	$0.49	$0.40	$0.33

Prior method	$0.52	$0.46	$0.35	$0.44	$0.35	$0.28
Intangible asset amortization (net of tax)	0.11	0.10	0.05	0.05	0.05	0.05
New method	$0.63	$0.56	$0.40	$0.49	$0.40	$0.33

(a) Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions and release of certain indemnified uncertain tax positions.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Period on Form 8-K shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the limitation of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1944, as amended, or the Securities Exchange Act.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INTERNATIONAL GROUP INC.

Date: May 21, 2018	By:	/s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary